IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF COLORADO

In re:	)	**Case No. 15-16835-MER**
	)	
MIDWAY GOLD US INC. ***et al.***,[1]	)	**Chapter 11**
	)	**Jointly Administered Under**
Debtors.	)	**Case No. 15-16835-MER**
	)	

ORDER CONFIRMING DEBTORS' REVISED SECOND AMENDED
JOINT CHAPTER 11 PLAN OF LIQUIDATION

This matter comes before the Court upon: (a) the *Revised Second Amended Joint Chapter 11 Plan of Liquidation* (together with all exhibits and as amended, modified, and/or supplemented from time to time, the "Revised Plan") (Docket No. 1324) filed by Midway Gold US Inc. and the affiliated debtors and debtors in possession in these cases (collectively, the "Debtors"), which (i) revises the release and exculpation provisions contained in Article IX of the *Second Amended Joint Chapter 11 Plan of Liquidation* dated October 18, 2017 (the "Original Plan") (Docket No. 1180) to address and resolve the concerns raised by the Court in its *Order* (the "Prior Confirmation Order") (Docket No. 1322) denying confirmation of the Original Plan, and (ii) makes other conforming and corrective changes to the Original Plan; and (b) the *Motion for Entry of an Order Confirming Debtors' Revised Second Amended Joint Chapter 11 Plan of Liquidation* (the "Confirmation Motion") (Docket No. 1326).[2]

The Court has (i) previously held a confirmation hearing on May 2, 2016 (the "Confirmation Hearing") with respect to the Original Plan; (ii) determined that, except for the

[1] The Debtors and their respective case numbers are: Midway Gold US Inc. (15-16835 MER); Midway Gold Corp. (15-16836 MER); Golden Eagle Holding Inc. (15-16837 MER); MDW-GR Holding Corp. (15-16838 MER); RR Exploration LLC (15-16839 MER); Midway Services Company (15-16840 MER); Nevada Talon LLC (15-16841 MER); MDW Pan Holding Corp. (15-16842 MER); MDW Pan LLP (15-16843 MER); MDW Gold Rock LLP (15-16844 MER); Midway Gold Realty LLC (15-16845 MER); MDW Mine ULC (15-16846 MER); GEH (B.C.) Holding Inc. (15-16847 MER); GEH (US) Holding Inc. (15-16848 MER).

[2] Capitalized terms used but not defined herein shall have the meanings given in the Revised Plan.

Court's concerns with certain release and exculpation provisions contained in Article IX of the Original Plan (the "Original Release Provisions"), which were set forth in the Prior Confirmation Order, the Original Plan otherwise met all requirements for confirmation under sections 1129(a) and (b) of the Bankruptcy Code and the Debtors met their burden of proof with respect to the same; (iii) determined that the Revised Plan modifies the Original Plan only to the extent necessary to address and resolve the Court's concerns with the Original Release Provisions and to make other conforming and corrective changes, none of which adversely affects any holder of a Claim who previously voted in favor of the Original Plan (except for those parties who were to receive releases under the Original Release Provisions, each of whom has consented to the modifications made in Article IX of the Revised Plan); (iv) determined that all findings of fact and conclusions of law made in the Prior Confirmation Order with respect to the Original Plan apply with equal force and effect to the Revised Plan; and (v) determined that the Revised Plan otherwise meets all requirements for confirmation.

The Court hereby further determines that: (i) pursuant to section 1127(a) of the Bankruptcy Code, the Revised Plan does not (A) alter the classification of any Claims or Equity Interests, (B) make any material modifications to the Original Plan, (C) fail to meet the requirements of section 1122 or 1123 of the Bankruptcy Code, or (D) materially and adversely change the treatment of any class of Claims or Equity Interests under the Original Plan other than as to parties who have consented to such changes; (ii) no re-solicitation of votes with respect to the Revised Plan is necessary or required; (iii) the Confirmation Motion provides adequate and sufficient notice to all holders of Claims and Equity Interests and other parties in interest with respect to the Revised Plan and the request that the Court confirm the Revised Plan; and (iv) that all requirements under

sections 1129(a) and (b) of the Bankruptcy Code have been satisfied and the Revised Plan should be confirmed. The Court makes the following additional findings of fact and conclusions of law:

I. Findings of Fact and Conclusions of Law

The Court hereby incorporates by reference, and applies with equal force and effect to the Revised Plan, each of the findings of fact and conclusions of law made in the Prior Confirmation Order relating to: (i) the Debtors' satisfaction of all confirmation requirements under section 1129(a) of the Bankruptcy Code (except with respect to the Original Release Provisions) (*see* Prior Confirmation Order, pp. 18-21); (ii) the Debtors' satisfaction of all confirmation requirements under section 1129(b) of the Bankruptcy Code, as applicable (*see* Prior Confirmation Order, pp. 18-21); and (iii) the appropriateness, necessity and reasonableness of the negotiated settlements by and among the Debtors, the Committee, the Senior Secured Parties, the Subordinate Secured Parties, the Mechanic's Lien Claimants, Ledcor and Jacobs (the "Plan Settlement Parties"), which are memorialized in Article IV of the Revised Plan (the "Plan Settlements") (*see* Prior Confirmation Order, pp. 42-43).

In addition, the Court makes the following additional findings of fact and conclusions of law with respect to the Original Plan and the Revised Plan:

A. On June 22, 2015 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). Following the Petition Date, the Debtors continued in possession of their remaining property and operated and managed their remaining business and affairs as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B. On July 1, 2015, the Office of the United States Trustee appointed an official committee of unsecured creditors (the "Committee"). No trustee or examiner has been appointed.

C. During these cases, the Debtors sold substantially all of their assets through three separate sale transactions pursuant to section 363 of the Bankruptcy Code (the "Sales"): (i) the Spring Valley Sale pursuant to the Spring Valley Sale Order; (ii) the GRP Sale pursuant to the GRP Sale Order; and (iii) the sale of the Debtors' Tonopah Project pursuant to the *Order (A) Approving Private Sale of the Tonopah Project Free and Clear of Liens, Claims, and Interests Pursuant to Sections 363(b) and (f) of the Bankruptcy Code, (B) Approving the Asset Purchase Agreement with 0862130 Corp., and (C) Granting Related Relief* (Docket No. 1227).

D. On February 24, 2017, the Debtors filed the Original Plan and the *Disclosure Statement for Second Amended Joint Chapter 11 Plan of Liquidation* (the "Disclosure Statement") (Docket No. 1181).[3] Among other things, the Original Plan (i) sought to distribute the proceeds from the Sales and the other remaining assets of the Debtors as efficiently as possible through a liquidating trust in accordance with the priority scheme established by the Bankruptcy Code and the consensual settlements set forth in the Original Plan; (ii) memorialized the Plan Settlements by and among the Plan Settlement Parties, which were critical to resolving consensually all disputes among those parties, and avoiding the need for continued and expensive litigation that would have otherwise delayed the administration of these cases; and (iii) provided for the resolution of various other disputes, including disputes regarding the allocation of the GRP Sale Proceeds. The Revised Plan does not change or affect any of these matters.

E. The Original Plan provided for twelve classes of Claims and Equity Interests. Of those classes, Class Nos. 1, 3, 4, and 5 (the "Classes Deemed to Accept") were unimpaired and deemed to accept the Original Plan; Class Nos. 2, 6, 7, 8, 9 and 10 (the "Voting Classes") were

[3] Prior versions of the Original Plan and the Disclosure Statement were filed earlier in the cases, but were subsequently amended to reflect various settlements, the consensual resolution of various other disputes, and other changes.

impaired and entitled to vote on the Original Plan; and Class Nos. 11 and 12 (the "Classes Deemed to Reject") were impaired and deemed to reject the Original Plan. This classification structure remains unchanged in the Revised Plan.

F. On March 2, 2017, the Court entered an order (Docket No. 1191) (the "Disclosure Statement Order") that, among other things: (i) approved the Disclosure Statement as containing "adequate information" under section 1125 of the Bankruptcy Code and authorized the Debtors to solicit votes regarding the Original Plan in accordance with the terms of the Disclosure Statement Order; (ii) approved the form of ballots, notices, and other documents; (iii) established April 14, 2017 at 5:00 p.m. (Mountain Time) as the deadline for creditors to vote on the Original Plan (the "Voting Deadline"); (iv) established April 14, 2017 at 5:00 p.m. (Mountain Time) as the deadline for parties to object to the Original Plan (the "Objection Deadline"); (v) approved procedures for soliciting and tabulating votes received regarding the Original Plan; and (vi) scheduled a confirmation hearing for May 2, 2017 at 9:30 a.m. (Mountain Time).

G. On March 2, 2017, the Debtors filed the *Notice of (I) Entry of Disclosure Statement Order, (II) Deadline to Object to Confirmation of the Debtors' Second Amended Joint Chapter 11 Plan of Liquidation, and (III) Scheduling of Confirmation Hearing* (Docket No. 1193) (the "Confirmation Hearing Notice"), a copy of which was included with the solicitation materials and also served on all parties in interest in these cases as set forth in the *Affidavit of Service of Solicitation Materials* (Docket No. 1228) (the "Solicitation Affidavit") filed by Epiq Bankruptcy Solutions, LLC ("Epiq"), the Debtors' claims, noticing and solicitation agent.

H. The Debtors and Epiq complied with all requirements for soliciting and tabulating votes with respect to the Original Plan and for providing notice of the Original Plan and the related dates and deadlines, including the Voting Deadline, the Objection Deadline, and the Confirmation

No objections were filed to any of these exhibits (collectively, the "Plan Exhibits"). The Plan Exhibits remain unchanged in connection with the Revised Plan.

M. On April 4, 2017, the Debtors filed the *Notice of Initial Liquidating Trustee and Initial Members of Liquidating Trust Committee* (Docket No. 1243) (the "Liquidating Trust Notice"). No objections have been filed to the identity of the initial Liquidating Trustee, the identity of the initial members of the Liquidating Trust Committee, or any other information disclosed in Liquidating Trust Notice. These matters remain unchanged in connection with the Revised Plan.

N. On April 21, 2017, the Debtors filed the *Declaration of Joseph Arena on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Liquidation* (Docket No. 1258) (the "Epiq Voting Declaration"), which, among other things, set forth the results of voting with respect to the Original Plan by class.

O. As set forth in the Epiq Voting Declaration, each of the Voting Classes except for Class No. 10 voting overwhelmingly to accept the Original Plan. With respect to Class No. 10, only two votes were received, and one of the two voters, holding a claim of approximately $200, voted against the Original Plan. As such, Class No. 10 did not accept the Original Plan.

P. On April 28, 2017, the Debtors filed the *Declaration of Daniel Brosious in Support of Plan Confirmation* (Docket No. 1270) (the "Brosious Declaration"), which addressed, among other things, the requirements of sections 1129(a) and (b) of the Bankruptcy Code as they relate to the Original Plan and adequately demonstrated that such requirements have been met. As noted in the Prior Confirmation Order (*see* p. 42), the Brosious Declaration was submitted by the Debtors

Hearing. In particular, on March 9, 2017, Epiq Systems completed service of all solicitation packages, notices of non-voting status, and all other required notices, documents and solicitation materials as set forth in detail in the Solicitation Affidavit.

I. The service of the Confirmation Hearing Notice, the solicitation packages, and the related documents and materials complied with the requirements of the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules for United States Bankruptcy Court for the District of Colorado, and the Debtors and their management, professionals, agents and advisors acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in connection with soliciting votes on the Original Plan.

J. Such service was adequate and sufficient to provide notice of the Original Plan, the Confirmation Hearing, the Voting Deadline, the Objection Deadline, and all other relevant dates and deadlines, and no other or further notice is or shall be required.

K. No holder of a Claim or Equity Interest objected to the Original Plan, and each of the Senior Agent, the Subordinate Agent, the Committee, the Mechanic's Lien Claimants, Ledcor, and Jacobs agreed to support confirmation of the Original Plan as a condition to their respective settlement agreements set forth in the Original Plan.[4] The only party who objected to the Original Plan was the United States Trustee (Docket No. 1252) (the "UST Objection").

L. On March 24, 2017, the Debtors filed the proposed Liquidating Trust Agreement (Docket No. 1229), which is Exhibit I to the Original Plan. On April 4, 2017, the Debtors filed the remaining exhibits to the Original Plan: Exhibit II (Executory Contracts and Unexpired Leases to be Assumed), Exhibit III (Retained Causes of Action), and Exhibit IV (Wind-Down Budget).

[4] Certain classes of Claims and Equity Interests were deemed to reject the Original Plan and were not entitled to vote. Nonetheless, no holder of a Claim or Equity Interest filed an objection to the Original Plan.

at the Confirmation Hearing in support of confirmation of the Original Plan, and was accepted by the Court without objection.

Q. On May 2, 2017, the Court conducted the Confirmation Hearing with respect to the Original Plan at which it received into evidence the uncontroverted testimony set forth in the Brosious Declaration and the Epiq Voting Declaration and other supporting evidence. No holder of a Claim or Equity Interest or other party in interest raised any objection to confirmation of the Original Plan at the Confirmation Hearing except for the United States Trustee who presented legal argument in support of the objections made in the UST Objection. The Court took the matter under advisement.

R. On October 6, 2017, the Court entered the Order denying confirmation of the Original Plan because of certain concerns with the Original Release Provisions, but otherwise found that the Original Plan met all requirements for confirmation and complied with all aspects of sections 1123, 1129(a), and 1129(b) of the Bankruptcy Code (*see* Prior Confirmation Order, pp. 19-21).

S. The Court overruled the UST Objection as it related to all matters other than the Original Release Provisions (*see* Order, pp. 21-23).

T. The Debtors filed the Revised Plan to address and resolve the Court's concerns with the Original Release Provisions and to make other conforming or corrective changes. The Senior Agent, Subordinate Agent and Committee, the only parties (other than the Debtors) affected by the revisions to the Original Plan, have consented to such changes and support confirmation of the Revised Plan. The changes and modifications to the Original Plan contained in the Revised Plan are not material and do not adversely affect the treatment of any Claims or Equity Interests under the terms of the Original Plan. Accordingly, pursuant to sections 1125, 1126, and 1127 of the

Bankruptcy Code, there is no need for the Debtors to re-solicit votes on the Revised Plan. Each of the Classes Deemed to Accept the Original Plan and, except for Class No. 10, each of the Voting Classes who voted to accept the Original Plan is deemed to accept the Revised Plan.

U. The Debtors have provided ample notice of the Revised Plan under the circumstances, and no other or further notice is necessary.

V. The Court hereby finds with respect to the Revised Plan that the Debtors have satisfied all requirements for confirmation of the Revised Plan under section 1129(a) of the Bankruptcy Code, except for the requirements of section 1129(a)(7) due to the rejection of the Revised Plan by Class No. 10 and the deemed rejection of the Revised Plan by the classes deemed to reject. In particular:

(i) The Revised Plan complies with the applicable provisions of the Bankruptcy Code.

(ii) The Debtors, as plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

(iii) The Revised Plan has been proposed in good faith and not by any means forbidden by law;

(iv) Any payment made or to be made by the Debtors under the Revised Plan for services or for costs and expenses in or in connection with these cases, or in connection with the Revised Plan and incident to these cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

(v) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Revised Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Revised Plan, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy;

(vi) No insider will be employed or retained by a reorganized Debtor or by the Midway Liquidating Trust;

(vii) There are no rate changes provided by the Revised Plan with respect to any governmental regulatory commission;

(viii) Each holder of a claim or interest in an impaired class of claims or interests under the Revised Plan has either accepted the Revised Plan or will receive or retain under the Revised Plan on account of such claim or interest property of a value, as of the effective date of the Revised Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date;

(ix) Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Revised Plan provides for distributions in accordance with section 1129(a)(9) of the Bankruptcy Code;

(x) At least one class of claims that is impaired under the Revised Plan has accepted the Revised Plan, determined without including any acceptance of the Revised Plan by any insider;

(xi) Confirmation of the Revised Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Revised Plan, unless such liquidation or reorganization is proposed in the Revised Plan;

(xii) All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Revised Plan provides for the payment of all such fees on the effective date of the Revised Plan;

(xiii) There are no retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code that require continued payment under the Revised Plan; and

(xiv) All transfers of property under the Revised Plan shall be made in accordance with any applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust.

W. Thus, as to each of the Classes Deemed to Accept the Original Plan and, except for Class No. 10, each of the Voting Classes who voted to accept the Original Plan, the Debtors have met their burden and the Revised Plan satisfies the requirements for confirmation under section 1129(a) of the Bankruptcy Code.

II. <u>Findings of Fact and Conclusions of Law Regarding Cram-Down Under Section 1129(b) of the Bankruptcy Code</u>

X. As to Class No. 10 and the Classes Deemed to Reject, the Revised Plan is fair and equitable, does not unfairly discriminate against the rejecting classes, and otherwise satisfies the requirements for confirmation on a "cram-down" basis under section 1129(b) of the Bankruptcy Code.

Y. In particular, Class No. 10 is comprised of all general unsecured claims against Debtor Midway Gold Realty LLC. There is no discrimination, let alone unfair discrimination, amongst holders of Claims against that Debtor because all holders of Claims against that Debtor will receive the same treatment and distributions (estimated to be between 2% and 3%). In addition, the Revised Plan is fair and equitable as to Class No. 10 because no holders of Claims against that Debtor which are junior to the Claims in Class No. 10 or holders of Equity Interests in that Debtor will receive any property, and the treatment of such Claims otherwise complies with the absolute priority rule.

Z. With respect to the Classes Deemed to Reject, Class No. 11 is comprised of all General Unsecured Claims against the No Asset Debtors. There is no discrimination, let alone unfair discrimination, amongst holders of such Claims against the No Asset Debtors because all holders of such Claims of each No Asset Debtor will receive the same treatment. No holder of a General Unsecured Claim against a No Asset Debtor will receive a distribution under the Revised Plan because the No Asset Debtors do not have any unencumbered assets available for holders of General Unsecured Claims. In addition, the Revised Plan is fair and equitable as to Class No. 11 because no holders of Claims against those Debtors which are junior to the Claims in Class No. 11 or holders of Equity Interests in those Debtors will receive any property, and the treatment of such claims otherwise complies with the absolute priority rule.

AA. The second of the Classes Deemed to Reject is Class No. 12, which is comprised of all Equity Interests in any of the Debtors. There is no discrimination, let alone unfair discrimination, amongst holders of such Equity Interests in any Debtor because all holders of such Equity Interests will receive the same treatment. No holder of any Equity Interest in any Debtor will receive a distribution or retain any property under the Revised Plan because no Debtor has sufficient unencumbered assets to pay its creditors in full. In addition, the Revised Plan is fair and equitable as to Class No. 12 because no holders of Claims or Equity Interests in any Debtor which are junior to the Equity Interests in Class No. 12 will receive any property, and the treatment of such Equity Interests otherwise complies with the absolute priority rule.

BB. Thus, as to Class No. 10 and each of the Classes Deemed to Reject, the Debtors have met their burden and the Revised Plan satisfies the requirements for confirmation under section 1129(b) of the Bankruptcy Code.

III. Findings of Fact and Conclusions of Law Regarding the Plan Settlements

CC. Article IV of the Revised Plan sets forth the terms of the Plan Settlements. The Plan Settlements were heavily negotiated at arms' length and in good faith and are critical to the implementation of the Revised Plan.

DD. Among other things, the Plan Settlements resolve numerous significant disputes among the Plan Settlement Parties that have delayed the administration of these cases, and that would continue to delay the administration of these cases and further drain the assets of the estates absent the consensual resolutions reflected by the Plan Settlements.

EE. The Plan Settlements also provide for the establishment of various reserves, including the MGUS GUC Reserve and the Non-MGUS GUC Reserve, and the additional reserves described in Article V.

FF. The Plan Settlements provide for certain releases and exculpations in favor of the Plan Settlement Parties, which are critical components of the Plan Settlements and, without which, the Plan Settlement Parties would not have agreed to the Plan Settlements. Each of the Plan Settlement Parties receiving a release under the Plan Settlements provided adequate consideration in exchange for such releases and exculpations.

GG. The Plan Settlements materially benefit the Debtors and their respective estates and creditors by consensually resolving significant disputes that would otherwise delay the administration of these cases, establishing the reserves described therein, and serving as the basis on which the Debtors were able to obtain support for the Revised Plan from each of the Plan Settlement Parties. The Plan Settlements also enable many holders of General Unsecured Claims to receive distributions under the Revised Plan that are in greater amounts than otherwise would have been possible absent such Plan Settlements. Notably, no holder of any Claim or Equity Interest has objected to the Plan Settlements, the releases and exculpations provided to the Plan Settlement Parties by the Revised Plan, or any other aspect of the Revised Plan. As such, the Plan Settlements are in the best interests of the Debtors, their respective estates and all holders of Claims and Equity Interests, are fair, equitable and within the range of reasonableness, and good cause exists to approve the Plan Settlements pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure.

IV. Findings of Fact and Conclusions of Law Regarding the Article IX Release Provisions of the Revised Plan

HH. Article IX of the Revised Plan sets forth the terms of, among other things, (i) a release by the Debtors in favor of the Senior Secured Parties, the Subordinate Secured Parties, and their respective representatives, (ii) a mutual release by and among the Committee, the Senior Secured Parties, the Subordinate Secured Parties, and their respective representatives, and (iii) an

exculpation in favor of all estate fiduciaries for postpetition matters relating to the conduct of these chapter 11 cases and within the scope of their respective duties through the Effective Date (the "Revised Article IX Release Provisions").

II. The Revised Article IX Release Provisions were negotiated at arm's length and in good faith among the parties thereto, are reasonable under the circumstances, and a necessary component of the Revised Plan. The Revised Article IX Provisions comply with the Prior Confirmation Order.

V. **Other Findings**

JJ. The Bankruptcy Court has jurisdiction over these cases pursuant to 28 U.S.C. §§ 157 and 1334 and the automatic reference of all bankruptcy cases to the Bankruptcy Court pursuant to Rule 84.1 of the Local Rules of Practice of the United States District Court for the District of Colorado – Civil. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Revised Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Bankruptcy Court has exclusive jurisdiction to determine whether the Revised Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

KK. The Bankruptcy Court takes judicial notice of the docket in these cases maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at or in connection with the hearings held before this Bankruptcy Court during these cases, including, without limitation, the Confirmation Hearing.

NOW, THEREFORE, based upon the foregoing findings of fact and conclusions of law, the evidence proffered or adduced and the arguments of counsel made at or in connection with the Confirmation Hearing, the Epiq Voting Declaration, the Brosious Declaration, and the entire

record of these cases, and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby ORDERED:

1. The findings of fact and conclusions of law herein constitute the Bankruptcy Court's findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

2. The Confirmation Motion is hereby granted and the Revised Plan is hereby confirmed in its entirety under and pursuant to sections 1129(a) and (b) of the Bankruptcy Code, as set forth herein. A copy of the Revised Plan is attached hereto as Exhibit A.

3. All Plan Exhibits are hereby approved in their entirety. The terms of the Revised Plan and the Plan Exhibits are incorporated by reference into, and are an integral part of, this Confirmation Order, and shall be effective and binding as of the Effective Date, without any further action by any of the Debtors' boards of directors or officers, as applicable, or security holders.

4. Any action under the Revised Plan or this Confirmation Order to be taken by, or required of, the Debtors or the Liquidating Trustee, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors' boards of directors or officers, as applicable, or security holders. The Debtors and the Liquidating Trustee are hereby fully empowered and authorized to act in accordance with the Revised Plan and the Liquidating Trust, and to implement and enforce the terms of the Revised Plan and the Liquidating Trust Agreement.

5. All holders of Claims and Equity Interests and other parties in interest have had a full and fair opportunity to litigate all issues raised by the Confirmation Motion and the Revised

Plan and no objections or other responses were filed to the Confirmation Motion and the Revised Plan by any holders of Claims or Equity Interests.

6. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Revised Plan shall bind any holder of a Claim or Equity Interest and such holders' respective successors and assigns, whether or not the Claims or Equity Interests of such holders are impaired under the Revised Plan and whether or not such holders have voted to accept the Revised Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

7. All transactions and other actions taken by the Debtors from the Petition Date through the Effective Date are hereby approved and ratified.

8. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, each of the Plan Settlements set forth in Article IV of the Revised Plan, is hereby approved. The Debtors and their professionals, agents, and advisors (and following the Effective Date, the Liquidating Trustee and its professionals, agents and advisors) are hereby authorized to take any and all actions necessary or appropriate to reflect or otherwise implement the terms of the Revised Plan Settlements, including, without limitation, by updating the official claim register maintained by Epiq in accordance with the terms of the Plan Settlements.

9. The allocation of the GRP Sale Proceeds set forth in Article IV of the Revised Plan is hereby approved.

10. Except as otherwise provided in the Revised Plan or in any contract, instrument, release or other agreement or document created pursuant to the Revised Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates shall be fully released and discharged and all of the right, title and interest of any holder of

such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors or the Liquidating Trustee, as applicable.

11. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Revised Plan shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and all appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

12. On the Effective Date, except to the extent otherwise provided herein or in the Revised Plan, all notes, stock, instruments, certificates and other documents evidencing the Equity Interests and the Claims shall be deemed automatically cancelled and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar type taxes on account of such Equity Interests or Claims, shall be discharged.

13. On or prior to the Effective Date, but subject to the occurrence of the Effective Date, the Debtors are hereby authorized to execute and deliver the Liquidating Trust Agreement, and make any necessary or appropriate changes thereto as are consistent with the Revised Plan, without the need for any further corporate or shareholder action or approval from the Bankruptcy Court. The Liquidating Trust Agreement, once executed, shall constitute a legal, valid binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms.

14. On the Effective Date or as soon as practicable thereafter, the Debtors are authorized to transfer all assets and other property to the Liquidating Trustee and make other required transfers in accordance with the terms of the Revised Plan, and all financial institutions are authorized and directed to honor any requests by the Debtors to transfer any cash or other property of the Debtors in their possession.

15. On the Effective Date or as soon as practicable thereafter, the Debtors shall transfer $500,000.00 to the Liquidating Trust in order to fund the Wind-Down Budget, and such amount shall reduce the amount otherwise payable to the Senior Agent on account of the Senior Agent Secured Claim.

16. Notwithstanding anything in the Revised Plan or the Liquidating Trust Agreement to the contrary, in order to receive distributions under the Revised Plan, parties must submit executed W-9 forms or other necessary tax information to the Liquidating Trustee within 90 days of the Effective Date, or as soon as reasonably practicable thereafter. If such information is not provided within 60 days of being requested by the Liquidating Trustee, all Distributions to which such holders are or become entitled may be treated as Unclaimed Property.

17. All distributions under the Revised Plan shall be made in accordance with the Revised Plan and such methods of distribution are hereby approved. For the avoidance of doubt, on the Effective Date or as soon as practicable thereafter: (i) the Debtors or the Liquidating Trustee shall pay the Senior Agent Administrative Claim to the Senior Agent pursuant to Article II.A.2 of the Revised Plan to the extent provided therein, (ii) the Debtors or the Liquidating Trustee shall pay the Senior Agent Secured Claim to the Senior Agent pursuant to Article III.B.2.b of the Revised Plan to the extent provided therein, (iii) the Debtors or the Liquidating Trustee shall pay to the Senior Agent the difference between the Lien Priority Dispute Reserve and the actual

amounts paid to the Mechanic's Lien Claimants pursuant to Article III.B.4 of the Revised Plan to the extent provided therein, and (iv) the Liquidating Trustee shall pay to the Senior Agent the amount of the Other Pan Secured Claims that have been disallowed (or otherwise allowed as general unsecured claims) prior to the Effective Date in accordance with Article V.B.4 of the Revised Plan (including Claim Nos. 14, 78, 79, 118, 240 and 147).

18. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, deeds of trust, security filings, financing statements, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Revised Plan and this Confirmation Order. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any federal, state, commonwealth, local, foreign, or other governmental agency with respect to the implementation or consummation of the Revised Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Revised Plan, including but not limited to, with respect to the dissolution of the Debtors.

19. As soon as practicable after the Effective Date, the Liquidating Trustee shall file certificates of dissolution or such similar document to effect the dissolution of each of the Debtors under the applicable laws of its state of incorporation or domicile. Following such actions and upon the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors shall be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments, including, without limitation, the payment of any franchise or similar taxes to the state or commonwealth of incorporation or organization of such Entity, to be made in connection therewith. The filing by each Debtor of its certificate of dissolution shall be authorized and approved in all respects without

further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or the board of directors of each such Debtor.

20. On the Effective Date, except to the extent that the Debtors either previously have assumed, assumed and assigned or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court, including, but not limited to, the Sale Orders, or have filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective Date, each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously expired or terminated pursuant to its own terms is hereby rejected pursuant to Section 365 of the Bankruptcy Code. Each such contract and lease will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The entry of this Confirmation Order constitutes approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in these cases.

21. In light of all of the circumstances and the record of these cases, including, without limitation, the Brosious Declaration and the other evidence proffered or adduced at or in connection with the Confirmation Hearing and the findings regarding the Revised Article IX Release Provisions that are set forth above, the Revised Article IX Release Provisions are hereby approved in their entirety and found to be: (i) within the jurisdiction of the Bankruptcy Court to approve under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (ii) an essential means of implementing the Revised Plan pursuant to section 1123(b) of the Bankruptcy Code; (iii) in exchange for the good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released under such provisions; (v) in the best interests of the Debtors and all holders of Claims and Equity Interests; (vi) fair, equitable, and

reasonable; (viii) given and made after due notice and opportunity for hearing; and (ix) consistent with sections 105, 363, 1123, and 1129 of the Bankruptcy Code, Bankruptcy Rule 9019, and all other applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

22. Unless otherwise provided in the Revised Plan or this Confirmation Order, all injunctions or stays in effect during these cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Revised Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Revised Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

23. The Administrative Bar Date is hereby approved. Except as otherwise provided in the Revised Plan, all Administrative Claims must be filed with the Bankruptcy Court by 5:00 p.m. (Mountain Time) on the first Business Day that is thirty (30) days after the Effective Date in accordance with the terms of the Revised Plan. **Failure to file and serve a timely Administrative Claim shall result in the Administrative Claim being forever barred and discharged without the need for further action, order or approval of or notice to the Bankruptcy Court.**

24. All final fee applications and requests for payment of a Professional Compensation Claim must be filed by no later than forty five (45) days after the Effective Date in accordance with the terms of the Revised Plan. Professionals may include in their final fee applications a request for payment of reasonable fees and expenses incurred in connection with preparing their final fee applications.

25. The Debtors or the Liquidating Trustee (as applicable) shall pay all fees payable pursuant to 28 U.S.C. § 1930(a) as set forth in the Revised Plan.

26. The Committee shall be automatically dissolved on the Effective Date.

27. On the Effective Date, the engagement of each Professional retained by the Debtors and the Committee shall be terminated without further order of the Bankruptcy Court or act of the parties; *provided, however*, that such Professionals shall be entitled to prosecute their respective Professional Compensation Claims and represent their respective constituents with respect to applications for payment of Professional Compensation Claims.

28. The Debtors may, upon order of the Bankruptcy Court, amend or modify the Revised Plan, in accordance with section 1127(b) of the Bankruptcy Code, to remedy any defect or omission, or reconcile any inconsistency in the Revised Plan in such manner as may be necessary to carry out the purpose and intent of the Revised Plan consistent with the terms set forth herein.

29. If prior to Consummation, this Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating this Confirmation Order, the Revised Plan will be null and void in all respects, and nothing contained in the Revised Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

30. If any of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by a subsequent order of the Bankruptcy Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under, or in connection with, the Revised Plan prior to written notice of such order by the Debtors. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on this

Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Revised Plan, all documents relating to the Revised Plan and any amendments or modifications to the foregoing.

31. Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall, to the fullest extent permitted by law, retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in, arising under, or related to these cases for, among other things, the purposes set forth in Article X of the Revised Plan.

32. On or before seven (7) business days after the occurrence of the Effective Date (the "**Notice of Confirmation and Effective Date Service Deadline**"), the Debtors shall mail, or cause to be mailed, to the U.S. Trustee, all parties that, as of the date thereof, have requested notice in these cases pursuant to Bankruptcy Rule 2002, and all of the Debtors' known Creditors and holders of Equity Interests a notice, substantially in the form attached hereto as **Exhibit B** (the "**Notice of Confirmation and Effective Date**"), that informs such parties of (i) the occurrence of the Effective Date, (ii) the occurrence of the various bar dates established in the Revised Plan and this Confirmation Order, including, without limitation, the Administrative Bar Date, and the bar date for Professional Compensation Claims, and (iii) such other matters as the Debtors deem appropriate; *provided, however*, that such notice need not be given or served under or pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or this Confirmation Order to any Person to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked "undeliverable as addressed," "moved-left no forwarding address," "forwarding order expired," or any similar reason unless prior to the Notice of Confirmation and Effective Date

Service Deadline, the Debtors have been informed in writing by such Person of that Person's new mailing address. The Notice of Confirmation and Effective Date described herein is adequate and appropriate under the particular circumstances of the confirmation of the Revised Plan, the entry of this Confirmation Order, the occurrence of the Effective Date, and the various bar dates established in the Revised Plan and this Confirmation Order, and no other or further notice is necessary or required pursuant to Bankruptcy Rules 3020(c) and 2002(f) or any other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules.

33. The terms of the Revised Plan are an integral part of this Confirmation Order and are incorporated herein by reference. The failure specifically to include or reference any particular provision of the Revised Plan in this Confirmation Order shall not in any manner whatsoever affect, diminish, or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that entry of this Confirmation Order constitutes approval and confirmation of the Revised Plan in its entirety.

34. The provisions of the Revised Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; *provided, however*, that if there is determined to be any inconsistency between any Revised Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any provision of this Confirmation Order shall be deemed a modification of the Revised Plan and shall control and take precedence. The provisions of this Confirmation Order are integrated with each other and are non-severable and mutually dependent.

35. This Confirmation Order shall be a separate Confirmation Order with respect to each of the Debtors in each Debtor's separate Chapter 11 Case.

36. On the Effective Date, the Revised Plan shall be deemed to be substantially consummated under sections 1102 and 1127 of the Bankruptcy Code.

37. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Revised Plan, and the Liquidating Trust Agreement shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

38. The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

39. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), and 7062 (and notwithstanding any other applicable provision of the Bankruptcy Code or the Bankruptcy Rules to the contrary), this Confirmation Order shall be effective and enforceable immediately upon entry.

40. Nothing in this Confirmation Order shall alter, modify, change, impair, or otherwise affect the rights and remedies of GRP Pan, LLC and GRP Minerals Corp. f/k/a/ GRP Minerals, LLC (the "GRP Parties") under the *Revised Order Under 11 U.S.C. §§ 105, 363, and 365 and Fed. R. Bank. P. 2002, 6004, 6006, AND 9014 (I) Approving (A) the Sale of Substantially all Assets of the Debtors Pursuant to the Asset Purchase Agreement with GRP Minerals, LLC and Related Agreements Free and Clear of Liens, Claims, Encumbrances, and Other Interests and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection With the Sale; and (II) Granting Related Relief [Docket No. 870]*; and the GRP Parties reserve all rights and remedies granted to them thereunder.

United States Bankruptcy Judge

Dated: November 15, 2017
Denver, Colorado